Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On May 27, 2015, a subsidiary of Groupon, Inc. ("the Company") completed the sale of a controlling stake in LivingSocial Korea, Inc., including its subsidiary Ticket Monster, Inc. (collectively, "Ticket Monster") to an investor group, whereby (a) the investor group contributed $350.0 million in cash to Monster Holdings LP, a newly-formed limited partnership ("Newco"), in exchange for 70,000,000 Class A units of Newco and (b) the Company's subsidiary contributed all of the issued and outstanding share capital of Ticket Monster to Newco in exchange for (i) 64,000,000 Class B units of Newco and (ii) $285.0 million in cash consideration. The investor group and/or Mr. Daniel Shin, the current chief executive officer and founder of Ticket Monster, will contribute an additional $10.0 million of cash consideration to Newco within six months of the closing date in exchange for 2,000,000 Class A units of Newco. Additionally, Newco is authorized to issue 20,321,839 Class C units to its management that will be subject to time-based vesting conditions and, for a portion of those Class C units, performance-based vesting conditions. The Class A units of Newco are entitled to a $486.0 million liquidation preference, which must be paid before any distributions can be made to the Class B units and Class C units. Distributions in excess of $486.0 million will be made to the respective classes of partnership units in accordance with the terms of Newco's distribution waterfall. The Company has made an irrevocable election to account for its minority limited partner investment in Newco at fair value with changes in fair value reported in earnings.
The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements, which have been presented to give effect to the disposition of Ticket Monster. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 is presented as if the disposition had occurred as of March 31, 2015. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is presented as if the disposition had occurred on January 2, 2014. The unaudited pro forma condensed consolidated balance sheet and statement of operations for these respective periods are being provided for illustrative purposes only and do not purport to represent what our results of operations or financial position would have been if the transaction had occurred on the dates indicated and are not intended to project our results of operations or financial position for any future period. Any of the factors underlying these estimates and assumptions may change or prove to be materially different and the estimates and assumptions may not be representative of facts that existed upon completion of the disposition. A pro forma condensed consolidated statement of operations for the three months ended March 31, 2015 has not been provided because Ticket Monster was presented as discontinued operations in the Company's condensed consolidated statement of operations in its Quarterly Report on Form 10-Q for the period ended March 31, 2015. Pro forma condensed consolidated statements of operations for the years ended December 31, 2013 and 2012 have not been provided because Ticket Monster was not acquired by the Company until January 2, 2014.
The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements and the related notes should be read in conjunction with the historical consolidated financial statements and accompanying notes of Groupon, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2015.

GROUPON, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of March 31, 2015
(in thousands)

	Groupon, Inc. Historical (unaudited) (1)	Disposition of Ticket Monster (unaudited)	Pro Forma Adjustments (2)	Notes	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$975,504	$—	$276,750	a	$1,252,254
Accounts receivable, net	92,140	—	—		92,140
Deferred income taxes	44,379	—	(26,563)	b	17,816
Prepaid expenses and other current assets	184,092	—	(15,724)	b	168,368
Current assets held for sale	362,731	(362,731)	—		—
Total current assets	1,658,846	(362,731)	234,463		1,530,578
Property, equipment and software, net	169,966	—	—		169,966
Goodwill	224,685	—	—		224,685
Intangible assets, net	24,854	—	—		24,854
Investments	22,970	—	122,075	c	145,045
Deferred income taxes, non-current	39,453	—	(3,749)	b	35,704
Other non-current assets	13,877	—	—		13,877
Total Assets	$2,154,651	$(362,731)	$352,789		$2,144,709
Liabilities and Equity
Current liabilities:
Accounts payable	$17,539	$—	$—		$17,539
Accrued merchant and supplier payables	723,593	—	—		723,593
Accrued expenses	194,311	—	—		194,311
Deferred income taxes	29,077	—	—		29,077
Other current liabilities	125,243	—			125,243
Current liabilities held for sale	172,375	(172,375)	—		—
Total current liabilities	1,262,138	(172,375)	—		1,089,763
Deferred income taxes, non-current	719	—	17,080	b	17,799
Other non-current liabilities	122,781		5,525	b	128,306
Total Liabilities	1,385,638	(172,375)	22,605		1,235,868

Stockholders' Equity
Class A common stock	70	—	—		70
Class B common stock	—	—	—		—
Common stock	—	—	—		—
Additional paid-in capital	1,873,582	—	—		1,873,582
Treasury stock, at cost	(217,000)	—	—		(217,000)
Accumulated deficit	(936,233)	—	124,963	d, e	(811,270)
Accumulated other comprehensive income	44,216	—	14,865	b, d, e	59,081
Total Groupon, Inc. Stockholders' Equity	764,635	—	139,828		904,463
Noncontrolling interests	4,378	—	—		4,378
Total Equity	769,013	—	139,828		908,841
Total Liabilities and Equity	$2,154,651	$(172,375)	$162,433		$2,144,709

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated balance sheet.
(1) The assets and liabilities of Ticket Monster were classified as held for sale as of March 31, 2015.
(2) See Note 1 in the accompanying notes for discussion of pro forma adjustments.

GROUPON, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
For the year ended December 31, 2014
(in thousands, except share and per share amounts)

	Groupon, Inc. Historical	Disposition of Ticket Monster	Pro Forma Adjustments	Notes	Pro Forma
Revenue:
Third party and other	$1,627,539	$(126,528)	$—		$1,501,011
Direct	1,564,149	(23,037)	—		1,541,112
Total revenue	3,191,688	(149,565)	—		3,042,123
Cost of revenue:
Third party and other	241,885	(38,827)	—		203,058
Direct	1,400,617	(26,861)	—		1,373,756
Total cost of revenue	1,642,502	(65,688)	—		1,576,814
Gross profit	1,549,186	(83,877)	—		1,465,309
Operating expenses:
Marketing	269,043	(27,089)	—		241,954
Selling, general and administrative	1,293,716	(102,331)	—		1,191,385
Acquisition-related expense, net	1,269	—	—		1,269
Total operating expenses	1,564,028	(129,420)	—		1,434,608
(Loss) income from operations	(14,842)	45,543	—		30,701
Other expense, net	(33,353)	(97)	—		(33,450)
(Loss) income from continuing operations before provision for income taxes	(48,195)	45,446	—		(2,749)
Provision for income taxes	15,724	—	—		15,724
(Loss) income from continuing operations	(63,919)	45,446	—		(18,473)
Net income attributable to noncontrolling interests	(9,171)	—	—		(9,171)
Net loss attributable to common stockholders from continuing operations	$(73,090)	$45,446	$—		$(27,644)

Net loss per share from continuing operations:
Basic	$(0.11)				$(0.04)
Diluted	$(0.11)				$(0.04)

Weighted average number of shares outstanding
Basic	674,832,393				674,832,393
Diluted	674,832,393				674,832,393

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. PRO FORMA ADJUSTMENTS TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

a.	Adjustment to reflect the cash consideration of $285.0 million from the Ticket Monster disposition, net of estimated transaction costs of $8.2 million.

b.	Adjustments to record the estimated tax impacts related to the Ticket Monster disposition, including $1.4 million recorded within accumulated other comprehensive income.

c.	Adjustment to reflect the estimated fair value of the Company's minority limited partner investment in Newco.

d.	Adjustment to reflect the estimated gain from the Ticket Monster disposition, which has been calculated as follows (in thousands):

Cash consideration received, net of estimated transaction costs	$276,750
Estimated fair value of minority limited partner investment in Newco	122,075
Ticket Monster's net book value as of March 31, 2015	(190,356)
Release of cumulative translation adjustment from Ticket Monster as of March 31, 2015	(11,809)
Estimated pre-tax gain	196,660
Provision for income taxes	(67,213)
Estimated gain, net of tax	$129,447
The gain from the Ticket Monster disposition and the related income tax effects will be presented within discontinued operations in the Company's condensed consolidated statement of operations for the quarterly period ended June 30, 2015 and has not been reflected in the accompanying pro forma condensed consolidated statement of operations for the year ended December 31, 2014.  The amount of the actual gain will be calculated based on the net book value of Ticket Monster as of the closing of the transaction and therefore could differ from the current estimate.

e.	Release of $4.5 million cumulative translation adjustment related to the Company's legacy Korea business as a result of the Ticket Monster disposition.